UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2009

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2009, Kana Software, Inc. (“KANA”) and four former employees of RightNow Technologies, Inc. (“RightNow”) entered into a General Release and Settlement Agreement with RightNow to settle the lawsuit that was filed by RightNow in the Eighteenth Judicial District Court of Gallatin County, Montana on January 24, 2007 against KANA and the four former employees of RightNow. The lawsuit alleged violation of certain provisions of employment agreements, misappropriation of trade secrets, as well as other claims. In the General Release and Settlement Agreement, KANA agreed that it will pay a total of $1,000,000 to RightNow with $100,000 due within ten days of executing the General Release and Settlement Agreement and the remainder due over nine consecutive quarters beginning with the quarter commencing January 1, 2010. In addition, KANA provided RightNow with a subordinated security interest in its assets to secure the amounts payable to RightNow. Under the General Release and Settlement Agreement, the parties dismissed the lawsuit with prejudice, and all parties received executed mutual releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ JAY A. JONES
Jay A. Jones Interim Chief Financial Officer

Date: October 22, 2009